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                                                                   EXHIBIT 10(g)

                       FORM OF CERTIFICATE OF DESIGNATION
                    AND TERMS OF THE SERIES A PARTICIPATING
            CONVERTIBLE PREFERRED STOCK OF C.I.S. TECHNOLOGIES, INC.
            --------------------------------------------------------


                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------


     We, the undersigned, Philip D. Kurtz and Kellie J. Watts, the Chairman of

the Board and Chief Executive Officer, and Secretary, respectively, of C.I.S.

Technologies, Inc., a Delaware corporation (the "Corporation"), do hereby certify that, pursuant to authority granted by Article [FOURTH] of the

Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of

Delaware, the Board of Directors of the Corporation has adopted the following resolution fixing the designation and certain terms, powers, preferences and other rights of a new series of the Corporation's preferred stock, par value

$0.01 per share, and certain qualifications, limitations and restrictions thereof:

          RESOLVED, that there is hereby established a series of Preferred Stock, par value $0.01 per share ("Preferred Stock"), of the Corporation, and the designation and certain terms, powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereof, are hereby fixed as follows:

          Section 1. Designation and Number. (a) The distinctive serial designation of this series shall be "Series A Participating Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock").
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Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock except as to the dates from and after which dividends thereon shall be cumulative.

          (b) The number of shares of Series A Preferred Stock shall initially be _________, which number may from time to time be increased or decreased (but not below the number then outstanding) by resolution of the Board of Directors. Shares of Series A Preferred Stock purchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of Series A Preferred Stock may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of Series A Preferred Stock.

          Section 2. Liquidation Preference. The preferences of each share of Series A Preferred Stock as to distribution of assets upon Liquidation (as defined in Section 9) will be in every respect on a parity with the preferences of every other share of capital stock of the Corporation which is not specifically made senior or junior to the Series A Preferred Stock as to distribution of assets upon Liquidation. The rights of the Common Stock (as defined in Section 9) will be junior to the Series A Preferred Stock as to distributions upon Liquidation to the extent herein provided.

          Section 3. Dividends. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, on each date that dividends or other distributions (other than dividends or distributions payable solely in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined in Section 9), in an amount per whole share of Series A Preferred Stock equal to the aggregate amount (in cash or other property) of dividends or other distributions (other than dividends or distributions payable solely in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package. Each such dividend shall be paid to each holder of record of shares of Series A Preferred Stock on the record date, not exceeding sixty days preceding such payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution (which record date shall be the same date as the record date for the corresponding payment of dividends on the Common Stock). To the extent that

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dividends or other distributions on or in respect of the Common Stock comprising part of the Reference Package are either (i) cumulative or (ii) actually paid, dividends on each share of Series A Preferred Stock shall be cumulative from the date such share is originally issued; provided that any such share originally
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issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

          (b) Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided.

          (c) So long as any shares of Series A Preferred Stock shall be outstanding, no dividend (other than a dividend payable solely in Common Stock or in any other stock ranking junior to the Series A Preferred Stock as to dividends and distribution of assets upon Liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to the Series A Preferred Stock as to dividends or distribution of assets upon Liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or distribution of assets upon Liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to, set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to distribution of assets upon Liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of Series A Preferred Stock shall have been, or shall then be, paid.

          Section 4. Liquidation. In the event of any Liquidation the holders of shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to distribution of assets upon Liquidation, to be paid in full an amount per share of Series A Preferred Stock equal to $0.01. Additionally, in the event of any Liquidation the holders of shares of Series

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A Preferred Stock shall be entitled, contemporaneously with any distribution or payment being made on any date to the holders of the Common Stock, to be paid in full an amount per share of Series A Preferred Stock equal to the aggregate amount distributed or to be distributed in connection with such Liquidation to a holder of the Reference Package. If such payment shall have been made in full to all holders of shares of Series A Preferred Stock, then the holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

          (b) If the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock upon any Liquidation shall be insufficient to pay in full all amounts to which such holders shall be entitled pursuant to Section 4(a), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to distribution of assets upon Liquidation unless proportionate distributive amounts shall be paid on account of all outstanding shares of Series A Preferred Stock, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such Liquidation.

          (c) Upon any Liquidation the holders of outstanding shares of Series A Preferred Stock shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to Section 4(a) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to distribution of assets upon Liquidation.

          Section 5. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

          Section 6. Conversion. After the Conversion Trigger Date (as defined in Section 9) for a share of Series A Preferred Stock, such share shall be convertible, at the option of the holder thereof, into shares of the Corporation's Common Stock at any time after the issue thereof, subject to the following terms and conditions:

               (a) The Series A Preferred Stock shall be convertible on any Business Day (as defined in Section 9) at the office of the Corporation and at the office of any Transfer Agent for such shares ("Transfer Agent"), and at such other office or

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          offices, if any, as the Board of Directors may designate, into fully paid and nonassessable shares of Common Stock, at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. The ratio at which shares of Common Stock shall be delivered upon conversion (the "Conversion Rate") shall be initially one (1.00). The Conversion Rate shall be adjusted in certain instances as provided in Sections 6(c), (d), (e), (f) and (i) below.

               (b) In order to convert Series A Preferred Stock into Common Stock, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at such office that he elects to convert such shares. Such notice shall be substantially in the following form:


               "NOTICE OF EXERCISE OF CONVERSION RIGHT

               The undersigned, being a holder of shares of Series A Participating Convertible Preferred Stock ("Series A Preferred Stock") of C.I.S. Technologies, Inc., irrevocably exercises the right to convert ____ outstanding shares of Series A Preferred Stock into shares of Common Stock of C.I.S. Technologies, Inc. in accordance with the terms of the Series A Preferred Stock, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below.

          Dated:  _________________

          Fill in for registration of
               shares of Common Stock
               if to be issued otherwise
               than to the registered
               holder:

          ________________________
          Name

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          ________________________
          Address


          ________________________            ___________________
          (Please print name                      (Signature)
           and address,
           including zip code
           number)

          Denominations:  ___________________"

               A payment or adjustment shall be made by the Corporation upon any conversion on account of any dividends accrued on the shares of Series A Preferred Stock surrendered for conversion but not on account of any dividends or distributions on the Common Stock or other securities issued upon conversion.

               Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same.

               (c) In case at any time the Corporation shall pay or make a dividend or other distribution on any class of stock of the Corporation in Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Conversion Rate by a fraction of which (i) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares constituting such

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          dividend or other distribution and (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination.

               (d) In case at any time the Corporation shall issue rights or warrants to substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in Section 6(h)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Conversion Rate by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination.

               (e) In case at any time outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date upon which such subdivision becomes effective shall be proportionately increased, and, conversely, if at any time outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or

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          reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (f) In case at any time the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 6(d) above, the portion of any cash dividend or distribution paid out of the retained earnings of the Corporation and any dividend or distribution referred to in
          Section 6(c) above), the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which (i) the numerator shall be the current market price per share (determined as provided in Section 6(h)) of the Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Common Stock less the then fair market value (as determined in good faith by the Board of Directors, whose determination shall, absent manifest error, be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

               (g) The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 6(o) applies) shall be deemed to involve (i) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes

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          effective" within the meaning of Section 6(e)), and (ii) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of Section 6(f)).

               (h) For the purpose of any computation under Sections 6(d), (f) or (m), the current market price per share of Common Stock on any date shall be the average of the daily closing prices for any period of five to ten consecutive business days selected by the Corporation commencing not more than 20 Business Days before the day in question. The closing price for each day shall be the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case on the New York Stock Exchange, Inc. or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market, Inc. National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market, the fair market value as determined in good faith by the Board of Directors, whose determination shall, absent demonstrable error, be conclusive.

               (i) The Corporation may make such increases in the Conversion Rate, in addition to those required by Sections 6(c), (d), (e) and
          (f), as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

               (j)  Whenever the Conversion Rate is adjusted:

                    (i) the Corporation shall compute the adjusted Conversion Rate in accordance with this Section 6 and shall prepare a certificate signed by the Chief Financial

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               Officer of the Corporation setting forth the adjusted Conversion
               Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent or Agents for the Series A Preferred Stock; and

                    (ii) the Corporation shall mail to the holders of record of shares of Series A Preferred Stock a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

               (k)  In case:

                    (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings; or

                    (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Common Stock; or

                    (iii) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

                    (iv)  of any Liquidation;

          then the Corporation shall cause to be filed with the Transfer Agent or Agents for the Series A Preferred Stock, and shall cause to be mailed to the holders of record of the outstanding shares of Series A Preferred Stock, at least 20 days (or ten days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the record date for the purpose of determining the holders of Common Stock entitled to receive such dividend, distribution or grant, or (y) the date on which such reclassification, consolidation, merger, sale or transfer or Liquidation is

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

          expected to become effective, and the date as of which it is expected that record holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale or transfer or Liquidation.

               (l) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all Series A Preferred Stock then outstanding.

               (m) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the current market price per share of Common Stock, as determined pursuant to Section 6(h), on the day of conversion.

               (n) The Corporation shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto.

               (o) In case of any consolidation or share exchange of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all the assets of the Corporation, the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver an agreement for the benefit of the holders of the Series A Preferred Stock providing that the holder of each outstanding share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind

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

          and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, share exchange, sale or transfer, assuming such holder of Common Stock (i) is not a person with which the Corporation consolidated or engaged in the share exchange or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("constituent person"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale of transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, share exchange, sale or transfer by any person other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for purposes of this Section 6(o) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions of this Section 6(o) shall similarly apply to successive consolidations, mergers, share exchanges, sales or transfers.

          7. Voting Rights. (a) Except as hereinafter in this Section 7 expressly provided and as otherwise from time to time required by law, the Series A Preferred Stock shall not have any voting rights.

          (b) Whenever, at any time or times, dividends payable on shares of Series A Preferred Stock or any other series of Preferred Stock shall be in arrears in an amount

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equivalent to two full quarterly dividends thereon, then, immediately upon the happening of such event, the holders of outstanding shares of Series A Preferred Stock shall have the right, voting together as a single class with holders of shares of any other series of Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, to vote for the election of two additional members of the Board of Directors of the Corporation until all dividends in arrears on the Series A Preferred Stock and all such other series of Preferred Stock have been fully paid or set apart for payment. The rights of the holders of Series A Preferred Stock to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends in arrears on all series of Preferred Stock shall have been fully paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to reinstatement in the event of each and every subsequent arrearage in the amount above mentioned. Upon any termination of the right of such holders to elect directors as herein provided, the term of office of all directors then in office elected thereby shall terminate immediately. Any director who shall have been so elected pursuant to this Section 7(b) may be removed at any time, either with or without cause, and any vacancy thereby created may be filled, only by the affirmative vote of the holders of Series A Preferred Stock voting together as a single class with the holders of shares of any other series of Preferred Stock upon which like voting rights have been conferred and are then exercisable. If the office of any director so elected pursuant to this Section 7(b) becomes vacant for any reason other than removal from office as aforesaid, the remaining director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

          (c) So long as any shares of Series A Preferred Stock remain outstanding, the consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock and of any other series of Preferred Stock upon which like voting rights have been conferred and are then exercisable, voting together as a single class, given in person or by proxy either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation or of this Resolution which would materially affect any right, preference, privilege or power of the Series A Preferred Stock.

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          (d)  Holders of Series A Preferred Stock shall be entitled to one vote for each share of such stock held on matters as to which such holders shall be entitled to vote, and the holders of shares of any other series of preferred stock shall be entitled, for purposes of this Section, to such number of votes per share, if any, as shall have been conferred by the terms of such series.

          9. Definitions. For purposes of this Resolution, the following definitions shall apply:

          (a) Any class or series of stock of the Corporation shall be deemed to rank:

          (i) "prior to" the Series A Preferred Stock as to dividends or distribution of assets upon Liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

          (ii) on a "parity" with the Series A Preferred Stock as to dividends or distribution of assets upon Liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series A Preferred Stock, if the holders of such class or series of stock and of the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in proportion to their respective dividend amounts or liquidation prices, without preference or priority to the holders of Series A Preferred Stock; and

          (iii) "junior to" the Series A Preferred Stock as to dividends or distribution of assets upon Liquidation, if such stock shall be Common Stock or if the holders of the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in preference or priority to the holders of shares of such class or series.

          (b) "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the principal exchange or the principal market through which shares of Common Stock are traded.

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          (c)  "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation; provided that for purposes of Section 6, the
                                --------
     term "Common Stock" shall include any stock of any class of the Corporation which (i) has no preference as to dividends or distribution of assets upon liquidation, dissolution or winding-up and (ii) is not subject to redemption by the Corporation. However, subject to the provisions of
     Section 6(o), shares issuable on conversion of Series A Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation as of the date of this Resolution, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any liquidation, dissolution or winding-up, and which are not subject to redemption by the Corporation; provided that if at any time
                                                   --------
     there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          (d) "Conversion Trigger Date", for any share or shares of Series A Preferred Stock, shall mean the earliest of (i) the date on which Bankers Trust New York Corporation delivers to the Corporation an opinion of counsel, reasonably acceptable in form and substance to the Corporation, to the effect that, as a result of the receipt of approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or otherwise, Bankers Trust New York Corporation and its affiliates may acquire direct or indirect ownership or control of shares of Common Stock in a number at least equal to the number of shares that Bankers Trust New York Corporation and its affiliates would own or control, directly or indirectly, immediately after conversion of such shares of Series A Preferred Stock without violating the Bank Holding Company Act of 1956, as amended, or any successor statute, (ii) the date on which Bankers Trust New York Corporation delivers to the Corporation a certificate stating that, immediately after conversion of such shares of Series A Preferred Stock, Bankers Trust New York Corporation and its affiliates would own less than 5% of any class of voting securities of the Corporation and less than 15% of the total capital securities of the Corporation, and (iii) the date on which such shares are first sold, transferred or otherwise disposed of by Bankers Trust New York Corporation and/or its affiliates to any person, other than an affiliate of Bankers Trust New York Corporation, in (A) a widely dispersed public distribution, (B) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of the Corporation (including, for purposes of such determination, shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock), (C) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on the transferor's behalf, or (D) any other manner approved by the Federal Reserve Board; provided that in the event of
                                                   --------
     any such sale, transfer or disposition described in this clause (iii), Bankers Trust New York Corporation shall have delivered to the Corporation such certificates or opinions as shall reasonably be required by the Corporation to evidence compliance with this clause (iii).

          (e) "Liquidation" shall mean any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary;

     provided that for purposes of Section 4, a consolidation or merger of, or
     --------
     share exchange by, the Corporation with any other person shall not constitute a Liquidation.

          (f) "Reference Package," at any date, shall mean that number of shares of Common Stock into which one share of Series A Preferred Stock shall be convertible at the Conversion Rate then in effect pursuant to
     Section 6.

          IN WITNESS WHEREOF, the undersigned Corporation has caused this

Certificate to be signed by a duly authorized officer and its corporate seal,

duly attested by
another such officer, to be hereunto affixed this ______ day of _____, 1994.

                                          C.I.S. TECHNOLOGIES, INC.

[SEAL]
                                          By____________________________
                                            Chairman and Chief Executive
                                                Officer

Attest:


__________________________
        Secretary